Exhibit 99.2
Biomira Inc.
Condensed Consolidated Balance Sheets
(expressed in thousands of U.S. dollars, except share amounts)
(unaudited)

	September 30	December 31
	2007	2006
ASSETS
CURRENT
Cash and cash equivalents	$8,765	$13,409
Short-term investments	11,766	14,986
Accounts receivable	6,282	963
Government grant receivable	245	174
Notes receivable	359	—
Prepaid expenses	243	290
Inventory (See Note 3)	4,824	1,104

	32,484	30,926
PLANT AND EQUIPMENT (See Note 4)	974	388
DEPOSIT ASSET (See Note 5)	—	1,184
NOTES RECEIVABLE	—	347
GOODWILL (See Note 5)	2,100	611

	$35,558	$33,456

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$5,443	$3,475
Current portion of capital lease obligations	114	40
Current portion of deferred revenue (See Note 8)	5,491	178

	11,048	3,693
CAPITAL LEASE OBLIGATIONS	86	28
NOTES PAYABLE	199	199
WARRANT LIABILITY (See Note 6)	287	1,364
DEFERRED REVENUE (See Note 8)	7,337	711
CLASS A PREFERENCE SHARES	30	26

	18,987	6,021

CONTINGENCIES, COMMITMENTS, AND GUARANTEES (See Note 11)
SHAREHOLDERS’ EQUITY
Share capital
Common shares, unlimited number of shares authorized, 116,915,338 and 116,915,338 shares issued and outstanding	324,992	324,992
Class B preference shares, unlimited number of shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	13,194	11,955
Accumulated deficit	(316,391)	(301,203)
Accumulated other comprehensive loss	(5,224)	(8,309)

	$16,571	27,435

	$35,558	$33,456

(See accompanying notes to the consolidated financial statements)

Biomira Inc.
Condensed Consolidated Statements of Operations and Other Comprehensive Income
(expressed in thousands of U.S. dollars, except share and per share amounts)
(unaudited)

	Nine Months Ended
	September 30
	2007	2006
REVENUE
Contract research and development	$602	$2,650
Contract manufacturing	919	—
Licensing revenue from collaborative agreements (See Note 8)	316	139
Licensing, royalties, and other revenue	23	81

	1,860	2,870

EXPENSES
Research and development (See Note 9)	7,733	9,315
Manufacturing	1,168	—
General and administrative	8,230	5,338
Marketing and business development	539	453
Depreciation	162	191
Investment and other loss (income)	393	(543)
Interest expense	2	8
Change in fair value of warrant liability (See Note 6)	(1,179)	(2,611)

	17,048	12,151

NET LOSS	(15,188)	(9,281)
OTHER COMPREHENSIVE INCOME	3,085	957

COMPREHENSIVE NET LOSS	$(12,103)	$(8,324)

BASIC AND DILUTED LOSS PER SHARE	$(0.13)	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	116,915,338	88,227,133

(See accompanying notes to the consolidated financial statements)

Biomira Inc.
Condensed Consolidated Statements of Shareholders’ Equity
(expressed in thousands of U.S. dollars, except shares of common stock issued and outstanding)
(unaudited)

					Accumulated
	Share capital				other
	Number of		Additional	Accumulated	comprehensive
	Common Shares	Amount	paid-in capital	deficit	loss
Balance at December 31, 2005	78,816,564	$280,235	$9,483	$(264,809)	$(8,473)
Equity placements	10,572,368	12,190
Stock-based compensation			1,152
Net loss				(9,281)
Unrealized holding gains on available-for-sale securities					20
Foreign currency translation adjustments					937

Balance at September 30, 2006	89,388,932	$292,425	$10,635	$(274,090)	$(7,516)

Balance at December 31, 2006	116,915,338	$324,992	$11,955	$(301,203)	$(8,309)
Stock-based compensation			1,239
Net loss				(15,188)
Unrealized holding losses on available-for-sale securities					(47)
Foreign currency translation adjustments					3,132

Balance at September 30, 2007	116,915,338	$324,992	$13,194	$(316,391)	$(5,224)

(See accompanying notes to the consolidated financial statements)

Biomira Inc.
Condensed Consolidated Statements of Cash Flow
(expressed in thousands of U.S. dollars)
(unaudited)

	Nine Months Ended
	September 30
	2007	2006
OPERATING
Net loss	$(15,188)	$(9,281)
Depreciation	162	191
Change in fair value of warrant liability (See Note 6)	(1,179)	(2,611)
Stock compensation expense (See Note 7)	1,239	1,152
Gain on sale of short-term investments	(47)	—
Proceeds from collaborative agreements (See Note 8)	5,000	—
Proceeds from contract manufacturing (See Note 8)	518	—
Decrease in deferred revenue (See Note 8)	(316)	(138)
Impairment allowance	—	88
Net change in non-cash working capital balances from operations
Accounts receivable	755	557
Prepaid expenses	87	(227)
Inventory	(3,185)	(1,177)
Accounts payable and accrued liabilities	1,667	700

	(10,487)	(10,746)

INVESTING
Purchase of short-term investments	(26,247)	(34,869)
Redemption of short-term investments	31,444	32,302
Purchase of plant and equipment	(482)	(53)
Payment of accrued business acquisition costs	(251)	—

	4,464	(2,620)

FINANCING
Proceeds on issue of common shares and warrants, net of issue costs	—	15,270
Payment of accrued share issuance costs	(174)	—
Repayment of capital lease obligations	(40)	(33)

	(214)	15,237

NET CASH (OUTFLOW) INFLOW	(6,237)	1,871
EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH AND CASH EQUIVALENTS	1,593	552

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,644)	2,423
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,409	7,946

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,765	$10,369

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Amount of interest paid in the period	$2	$8
Amount of income taxes paid in the period	$—	$—

(See accompanying notes to the consolidated financial statements)

BIOMIRA INC.
Notes to the Condensed Consolidated Financial Statements
Nine months ended September 30, 2007 and 2006
(expressed in thousands of U.S. dollars, except share and per share amounts)
(unaudited)
1. BASIS OF PRESENTATION
          The accompanying unaudited interim condensed consolidated financial statements have been prepared by Biomira Inc. (“Biomira” or the “Company”) using accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements. The accounting principles and methods of computation adopted in these interim condensed consolidated financial statements are the same as those of the audited consolidated financial statements for the year ended December 31, 2006, except as disclosed in Note 2 below.
          Omitted from these interim condensed consolidated financial statements are certain information and note disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP. The Company believes all adjustments necessary for a fair statement of the results for the periods presented have been made. The financial results for the nine months ended September 30, 2007 are not necessarily indicative of financial results for the full year. The unaudited interim condensed consolidated financial statements and notes presented should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2006 filed with the appropriate securities commissions.
2. ACCOUNTING POLICY CHANGES
     Accounting for uncertainty in income taxes
          In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which became effective for the Company as of January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in the Company’s financial statements of tax positions taken or expected to be taken in a tax return.
          The adoption of FIN 48 did not result in a material impact on the Company’s financial position or results of operations.
          The taxation years 2003 through 2006 remain open to examination by the Canada Revenue Agency. The taxation years 1998 through 2006 remain open to examination by the Barbados Inland Revenue Department. The taxation years 2004 through 2006 remain open to examination by the U.S. Internal Revenue Service and the Netherlands tax and Customs Administration. The Company files income tax returns in Canada, Barbados, the United States and the Netherlands.
     Accounting for certain hybrid financial instruments
          Effective January 1, 2007, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. The Company currently does not have any hybrid financial instruments and there was no impact to the Company’s consolidated financial statements upon adoption of this standard.
Pending accounting Pronouncements
          In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements, but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact SFAS 157 will have on its consolidated financial statements.
          In February 2007, the FASB issued SFAS. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 allows entities the option to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected. SFAS 159 is effective for fiscal years beginning after November 15, 2007 and early adoption is allowed under certain circumstances. The Company is currently evaluating the impact SFAS 159 will have on its consolidated financial statements.
          In June 2007, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 07-3, “Accounting for Non Refundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities” (“EITF 07-3”). EITF 07-3 requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities be deferred and capitalized and recognized as an expense as the goods are delivered or the related services are performed. EITF 07-3 is effective for fiscal years beginning after December 15, 2007 and will be adopted in the first quarter of 2008. The Company is currently evaluating the impact EITF 07-3 will have on its consolidated financial statements.
          In September 2007, the EITF reached a consensus on EITF Issue No. 07-1, “Collaborative Arrangements” (“EITF 07-1”). EITF 07-1 addresses the accounting for arrangements in which two companies work together to achieve a commercial objective, without forming a separate legal entity. The nature and purpose of a company’s collaborative arrangements are required to be disclosed, along with the accounting policies applied and the classification and amounts for significant financial activities related to the arrangements. The consensus is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of EITF 07-1 on its consolidated financial statements.
          In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations” (“SFAS 141R”). SFAS 141R requires most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value.” The Statement applies to all business combinations, including combinations among mutual entities and combinations by contract alone. Under SFAS 141R, all business combinations will be accounted for by applying the acquisition method. Statement 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier application of SFAS 141R is prohibited.

          In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51, (“FAS 160”). FAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the retained interest and gain or loss when a subsidiary is deconsolidated. This statement is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 with earlier adoption prohibited. The Company is currently evaluating the impact of FAS 160 on its consolidated financial statements.
3. INVENTORY

	September 30	December 31
	2007	2006
Raw material supplies	$1,114	$1,104
Work-in-process	2,865	—
Finished goods	845	—

	$4,824	$1,104

          Under the terms of the amended collaboration and supply agreements between the Company and Merck KGaA of Darmstadt, Germany (“Merck KGaA”) (Note 8), Biomira is responsible for the manufacture of Stimuvax®, including process development and scale-up for commercial manufacturing. Merck KGaA will exclusively purchase Stimuvax from Biomira. Inventories of raw materials are valued at the lower of cost computed on a first-in, first-out basis, and replacement cost. Inventories of work-in-process and finished goods are valued at the lower of standard cost (which is calculated to approximate actual costs) and net realizable value. Cost for work-in-process and finished goods inventories includes materials, third party contract manufacturing costs, direct labour and an allocation of overhead.
4. PLANT AND EQUIPMENT
          During the period, net additions of computer equipment under a capital lease amounted to $165 (2006—zero).
5. DEPOSIT ASSET
          Pursuant to an Agreement and Plan of Reorganization between Biomira, Biomira Acquisition Corporation and ProlX Pharmaceuticals Corporation, 1,000,000 shares (Note 13) of Biomira common stock with a value of $1,184 were placed in special escrow until such time as an aggregate of $3,000 in funding has been received under ProlX’s existing federal government grants. In the third quarter of 2007 the funding conditions were met and the common stock was released from special escrow. As a result of this event, the Company has recorded additional costs of the acquired assets resulting in an increase in goodwill of $1,184 during the quarter.
6. WARRANT LIABILITY

	September 30, 2007		December 31, 2006
	Warrants	Amount	Warrants	Amount
Balance, beginning of period	5,848,157	$1,364	1,077,121	$399

Equity placements	—	—	4,771,036	4,778
Fair value adjustments		(1,179)		(3,849)
Effect of changes in foreign exchange rates		102		36

Balance, end of period	5,848,157	$287	5,848,157	$1,364

          The warrants provide the holders with the right to purchase common shares at a range of prices from $1.86 to $3.45 per share (Note 13).
          For the nine months ended September 30, 2007, a change in the fair value of the warrant liability of $1,179 (2006—$2,611) was recognized.
7. STOCK-BASED COMPENSATION
     Share Option Plan

	September 30,	December 31,
	2007	2006
	(9 months)	(12 months)
Share options
Outstanding, beginning of period	6,903,626	4,360,940
Granted	1,477,722	3,549,000
Cancelled	(256,811)	(1,006,314)

Outstanding, end of period	8,124,537	6,903,626

          Share options are exercisable at a range of exercise prices from CDN $1.12 to CDN $23.10 per share (Note 13).
          For the nine months ended September 30, 2007, stock-based compensation expense of $1,196 (2006—$1,127) was recognized, representing the amortization applicable to the current period of the estimated fair value of share options granted. The expense for the nine months ended September 30, 2007 includes an adjustment of $65 (2006—$313) relating to workforce reduction costs described in Note 10. This adjustment includes the immediate expensing of the remaining unrecognized fair value of the affected share options and a modification adjustment relating to extension of the expiry date of the affected share options that allows the share options to continue to vest for 24 months compared to the 6 months provided in the original share option agreements.
          The Company uses the Black-Scholes option pricing model to value the share options at each grant date, under the following weighted average assumptions:

	Nine Months Ended
	September 30,
	2007	2006
Weighted average grant-date fair value per share option CDN $	$1.08	$1.23
Expected dividend rate	0.0%	0.0%
Expected volatility	102.52%	103.88%
Risk-free interest rate	4.21%	4.09%
Expected life of options in years	6.0	6.0
          The amounts estimated according to the Black-Scholes option pricing model may not be indicative of the actual values realized upon the exercise of these share options by the holders.

     Restricted Share Unit Plan

	September 30,	December 31,
	2007	2006
	(9 months)	(12 months)
Restricted Share Units
Outstanding, beginning of period	480,998	114,000
Granted	35,622	385,998
Converted	—	(19,000)

Outstanding, end of period	516,620	480,998

          Each restricted share unit will be converted into one common share at the end of the grant period (not to exceed five years) without any further consideration payable (Note 13).
          For the nine months ended September 30, 2007, stock-based compensation expense of $43 (2006—$25) was recognized, representing the estimated fair value of restricted share units granted during the period.
8. COLLABORATIVE AGREEMENTS
          In February 2007, the Company announced that the first patient had been enrolled in the global phase 3 Stimuvax clinical trial, START (“Stimulating Targeted Antigenic Responses To non-small cell lung cancer”), triggering a milestone payment to Biomira of $2,500, before associated payments to third parties of $421, under the provisions of a collaboration between Biomira and Merck KGaA. This milestone payment was received in March 2007.
          In August 2007, Biomira signed the amended and restated collaboration and supply agreements related to Stimuvax with Merck KGaA. The amended agreements restructure the agreements originally signed in 2001, and are based upon the letter of intent signed in January 2006. Under the terms of the amended agreements, Merck KGaA has world wide marketing rights to and is entirely responsible for the further clinical development of Stimuvax. Biomira is entitled to development and sales-based milestone payments and a royalty on net commercial sales. Biomira retains responsibility for the manufacture of Stimuvax, including process development and scale-up for commercial manufacturing. Merck KGaA will exclusively purchase Stimuvax from Biomira; with respect to purchases for commercial sales, the purchase price will be subtracted from Biomira’s royalty. The amended agreements provide Biomira with revised payments based on certain milestones related to manufacturing scale-up and process transfer (Note 13). The signing of the amended agreements also triggered a milestone payment to Biomira of $2,500, before associated payments to third parties of $86, which was received in September 2007.
          Following the recommendations of Emerging Issues Task Force (“EITF”) Issue No. 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), the Company evaluates revenue from collaborative arrangements with multiple deliverables to determine whether the deliverables represent one or more units of accounting. A delivered item is considered a separate unit of accounting if the following separation criteria are met: i) the delivered item has standalone value to the customer; ii) there is objective and reliable evidence of the fair value of any undelivered items; and iii) if the arrangement includes a general right of return relative to the delivered item, the delivery of undelivered items is probable and substantially in the Company’s control. The relevant revenue recognition accounting policy is applied to each separate unit of accounting.
          The Company has evaluated the two milestone payments received from Merck KGaA in 2007 against the separation criteria under EITF 00-21 and has determined that the payments do not meet all of the separation criteria. As a result, the milestone payments have been recorded as deferred revenue and are being recognized as revenue ratably over the remaining patent life of the Stimuvax product. The associated payments to third parties have been expensed.

          Under the terms of the amended and restated supply agreement, Biomira is entitled to invoice and receive a specified upfront payment on the agreed upon purchase price for Stimuvax clinical trial material at any time on or after the receipt of Merck KGaA’s quarterly twelve month rolling forecast requirements. Biomira is entitled to invoice the remaining balance of the agreed upon purchase price after shipment of the clinical trial material to Merck KGaA. As a result, the upfront entitlements have been recorded as deferred revenue and are being recognized as contract manufacturing revenue after shipment to Merck KGaA and upon the earlier of the expiration of a 60 day return period or formal acceptance of the clinical trial material by Merck KGaA. The remaining balance of the agreed upon purchase price is also recognized at that time.
          The table below presents the accounting treatment of the payments received in respect of the agreements:

	September 30,	December 31,
	2007	2006
	(9 months)	(12 months)
Deferred revenue balance, beginning of period	$889	$1,067
Additional revenues deferred in the period:
Licensing revenues from collaborative agreements	5,000	—
Contract manufacturing(1)	6,316
Less revenue recognized in the period:
Licensing revenues from collaborative agreements	(316)	(182)
Effect of changes in foreign exchange rates	939	4

Deferred revenue balance, end of period	12,828	889
Less deferred revenue — current portion	(5,491)	(178)

Deferred revenue — long-term	$7,337	$711

(1)	Of the $6,316 deferred in the period, $5,798 remains in accounts receivable at September 30, 2007.
9. RESEARCH AND DEVELOPMENT COSTS
          For the nine months ended September 30, 2007, government grant funding of $1,449 (2006—zero) was credited against research and development costs.
10. WORKFORCE REDUCTION COSTS
          For the nine months ended September 30, 2007, the Company has reduced its workforce by 1 (2006—24) employee. During this period, the Company recorded workforce reduction costs of $424 (2006—$1,982), of which zero (2006—$1,593), zero (2006—$389) and $424 (2006—zero) have been reported as research and development, general and administrative, and marketing and business development respectively in the condensed consolidated statements of operations.
          The following table provides details of the workforce reduction costs for the nine months ended September 30, 2007:

	Accrued				Accrued
	Workforce				Workforce
	Reduction	2007			Reduction
	Costs at	Workforce			Costs at
	December 31,	Reduction	Cumulative Drawdowns		September 30,
	2006	Costs	Cash	Non-Cash	2007
Salaries and benefits	$408	$359	$(502)	$—	$265
Stock compensation expense (Note 7)	—	65	—	(65)	—
Other	4	—	(4)	—	—

	$412	$424	$(506)	$(65)	$265

          The accrued workforce reduction costs at September 30, 2007 and December 31, 2006 have been recorded in accounts payable and accrued liabilities in the condensed consolidated balance sheets. The accrued workforce reduction costs at September 30, 2007 will be fully paid by the end of September 2008.
11. CONTINGENCIES, COMMITMENTS, AND GUARANTEES
     Royalties
          In connection with the issuance of the Class A preference shares, the Company has agreed to pay a royalty in the amount of 3% of the net proceeds of sale of any products sold by the Company employing technology acquired in exchange for the shares. None of the Company’s products currently under development employ the technology acquired.
          On September 2, 1999, the Company entered into an Option Agreement with Chiron Corporation (Chiron) in which the Company agreed to acquire Chiron’s rights and obligations related to a vaccine jointly developed by the two companies, subject to certain terms and conditions. On June 29, 2000, the Company exercised its option to terminate the collaboration agreement. As part of the termination agreement, the Company paid Chiron $2,250 on June 30, 2000. An additional payment of $3,250 will be payable to Chiron upon commercial launch of the vaccine in the U.S. No additional obligation exists under either agreement, and the Company is no longer developing the related vaccine.
          Pursuant to various license agreements, the Company is obligated to pay royalties and other payments based both on the achievement of certain milestones and a percentage of revenues derived from the licensed technology.
     Employee benefit plan
          Under a defined contribution plan available to permanent employees, the Company is committed to matching employee contributions up to limits set by the terms of the plan, as well as limits set by the Canadian and U.S. tax authorities. There were no changes to the plan during the period.
     Guarantees
          The Company is contingently liable under a mutual undertaking of indemnification with Merck KGaA for any withholding tax liability that may arise from payments under the collaborative agreements.
          In the normal course of operations, the Company provides indemnifications that are often standard contractual terms to counterparties in transactions such as purchase and sale contracts for assets or shares, service agreements, director/officer contracts and leasing transactions. These indemnification agreements may require the Company to compensate the counterparties for costs incurred as a result of various events, including environmental liabilities, changes in (or in the interpretation of) laws and regulations, or as a result of litigation claims or statutory sanctions that may be suffered by the counterparties as a consequence of the transaction. The terms of these indemnification agreements will vary based upon the contract, the nature of which prevents the Company from making a reasonable estimate of the maximum potential amount that could be required to pay to counterparties. Historically, the Company has not made any significant payments under such indemnifications and no amounts have been accrued in the accompanying condensed consolidated financial statements with respect to these indemnification guarantees.
          Under the Agreement and Plan of Reorganization between Biomira, Biomira Acquisition Corporation, ProlX Pharmaceuticals Corporation (“ProlX”) and two of the principal stockholders of ProlX, the Company has provided certain indemnifications to the former ProlX stockholders. The indemnifications cover specific circumstances under which the Company would have to perform under the guarantee, including with respect to certain tax liabilities that may arise as a result of actions taken by the Company through 2011. The estimated maximum potential amount of future payments that could potentially result from hypothetical future claims is $15 million. The Company believes the risk of having to make any payments under the indemnifications to be remote and therefore no amounts have been recorded thereon.
12. SEGMENTED INFORMATION
          The Company is engaged worldwide primarily in the biotechnology healthcare industry in a single business segment, research and development of therapeutic products for the treatment of cancer. Operations and long-lived assets by geographic region for the periods indicated are as follows:

	Nine Months Ended
	September 30,
	2007	2006
Revenue from operations in:
Canada	$34	$175
Barbados	1,772	2,643
Europe	54	52

	$1,860	$2,870

	Nine Months Ended
	September 30,
	2007	2006
Depreciation in:
Canada	$140	$166
United States	22	25

	$162	$191

	Nine Months Ended
	September 30,
	2007	2006
Long-lived assets, net, in:
Canada	$556	$371
United States	2,518	628

	$3,074	$999

          Long-lived assets consist of plant and equipment and goodwill.

          The Company derives significant revenue from certain customers. The number of customers that individually account for more than 10% of revenue, and total revenue from transactions with those customers, are as follows:

Nine Months Ended September 30	Number of Customers	Revenue
2007	1	$1,826
2006	1	$2,777
13. SUBSEQUENT EVENTS
          Reincorporation into the United States
          On December 4, 2007, the Company’s shareholders approved a plan of arrangement under which the Company would move to the United States (the “Reincorporation”) and change its name to Oncothyreon Inc. (“Oncothyreon”). The approval came at a special meeting of shareholders held in Edmonton on December 4, 2007. On December 5, 2007, Biomira announced that the Alberta Court of Queen’s Bench issued a Final Order approving the plan of arrangement.
          On December 11, 2007, Oncothyreon’s common stock began trading on the Nasdaq Global Market under the symbol ONTY and on the Toronto Stock Exchange under the symbol ONY. Holders of common shares of the Company received one-sixth of a share of common stock of Oncothyreon in exchange for each common share of Biomira, which had the effect of a 6 for 1 reverse stock split of the Company’s outstanding common shares. The holder of the 12,500 outstanding Biomira Class A preference shares received one share of Class UA Preferred Stock of Oncothyreon for each Biomira Class A preference share.
          The Reincorporation represents a transaction among entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of the Company will be reflected at their historical cost in the accounts of Oncothyreon. Any Biomira shares that are acquired from dissenting shareholders will be treated as an acquisition of treasury stock at the amount paid for the shares.
          Collaborative Agreements
          On December 17, 2007, Oncothyreon announced that it had completed the transfer of certain assays and methodology related to Stimuvax to Merck KGaA triggering a payment to Oncothyreon of $5,000. The payment will be made under the terms of the amended and restated supply agreement signed in August 2007 (Note 8).